Exhibit 99.1

Third Quarter 2008 Results

Table of Contents

Earnings Release	1-4

Consolidated Statements of Operations	5

Reconciliations of Net Income to Funds From Operations and Adjusted Funds From Operations	6

Consolidated Balance Sheets	7

Stabilized Operating Properties	8

Lease Expirations	9

Development Projects	10

Debt Summary	11

Capital Structure	12

Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	12

2008 Guidance	13

Du Pont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005 (202) 728-0044

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further discussed within this press release supplement. These financial measures, which include but are not limited to Funds from Operations and Adjusted Funds From Operations, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

Du Pont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005

NEWS

AT FINANCIAL RELATIONS BOARD:
Victoria Baker
Investor/Media Inquiries
703-796-1798
vbaker@frbir.com

FOR RELEASE AFTER MARKET CLOSE

Wednesday November 5, 2008

DUPONT FABROS TECHNOLOGY, INC. REPORTS

THIRD QUARTER RESULTS

WASHINGTON, D.C., November 5, 2008 - DuPont Fabros Technology, Inc. (NYSE: DFT) today reported results for the third quarter and nine months ended September 30, 2008. All per share results are reported on a fully diluted basis.

Hossein Fateh, President and Chief Executive Officer of DuPont Fabros Technology, said “We made progress on several fronts during the quarter and within an economic environment that remains very challenging. We met our FFO expectation for the third quarter and the first nine months of the year and expect to meet our 2008 full year guidance. We opened our new data center in the metro Chicago area, adding 22% of critical load to our portfolio and executed a lease with a new tenant in our Ashburn, Virginia facility. The development of our new data centers in Northern Virginia and Northern New Jersey are on track and below our original budget projections.” Fateh added, “We also continue to solidify our financial position. In October, we executed a loan agreement and we are seeking additional financing arrangements to complete these developments.”

The 2007 results include only the operations for the entity that constituted the Predecessor of DuPont Fabros Technology, Inc. (ACC3) and the results of ACC2, VA3, VA4 and CH1 from August 7, 2007 to September 30, 2007. The historical financial results of the Company’s Predecessor do not include the financial performance of those entities that were consolidated under the ownership of the Company as a result of the October 24, 2007 IPO. In addition, the Predecessor’s results exclude the impact of certain purchase accounting adjustments resulting from the Company’s formation. For these and other reasons, the Predecessor’s historical operating results are not directly comparable to the Company’s operating results after the IPO.

Third Quarter 2008

For the quarter ended September 30, 2008, the Company reported net income of $4.1 million, or $0.12 per share compared to a net loss of $2.1 million for the third quarter of 2007. Funds from operations (“FFO”) for the quarter ended September 30, 2008 were $20.9 million, or $0.31 per share, while Adjusted FFO (“AFFO”) was $12.6 million, or $0.19 per share. Both FFO and AFFO were in line with our expectations. Revenues increased 2.0%, or $0.9 million, to $42.9 million for the third quarter of 2008 over the second quarter of 2008. FFO for the third quarter of 2008 decreased $2.3 million, or $0.04 per share, as compared to the second quarter of 2008 as a result of the opening of Phase I of CH1 discussed below.

Nine Months Ended September 30, 2008

For the nine months ended September 30, 2008, the Company reported net income of $15.6 million, or $0.44 per share, compared to a net loss of $1.0 million at the Predecessor for the nine months ended September 30, 2007. FFO for the nine months ended September 30, 2008 was $66.5 million, or $1.00 per share, while AFFO was $40.0 million, or $0.60 per share.

Current Status

As of September 30, 2008, the Company’s stabilized operating data center portfolio, encompassing 82.4 megawatts (“MW”) of critical load and 539,198 raised square feet, was 94.5% leased compared to 93.9% leased as of June 30, 2008.

Subsequent to the end of the third quarter, the Company executed three new leases. The Company signed two leases in Phase I of CH1 in Elk Grove Village, Illinois, comprising 1.7 megawatts of critical load (9.5% leased) and 12,556 raised square feet, and its first lease in Phase I of ACC5 in Ashburn, Virginia comprising 1.3 megawatts of critical load (7.3% leased) and 6,318 raised square feet.

Liquidity

On October 27, 2008, the Company announced that it closed on a $100 million secured loan with a syndicate of lenders led by KeyBank National Association. The loan has a three-year term with a one-year extension option. The loan includes an accordion feature that allows new lenders to join the existing bank syndicate to increase the amount of the loan up to $250 million over the next 18 months. The Company continues to seek other lenders for the syndicate, negotiate mezzanine financing and explore other financing alternatives. No assurances can be made that the Company will be able to obtain additional proceeds. As of the date of this press release, the Company has approximately $10 million available on its revolving credit facility and approximately $100 million of unrestricted cash.

As of September 30, 2008, the Company’s total debt outstanding was $533.3 million, representing 34% of total market capitalization. The Company has no debt maturities due until December 2010 assuming the Company is able to exercise one-year extension options, which are subject to customary conditions.

Development Update

On August 1, 2008, the Company completed and opened Phase I of CH1, which comprises 18.2 MW of critical load and 121,223 raised square feet at an all-in cost of approximately $190 million. CH1 is in a lease-up phase and the Company anticipates a 24 month lease-up period. In August 2008, the Company commenced construction on a new $270 million data center in Santa Clara, California, known as SC1. In October 2008, the Company announced a temporary suspension of development at SC1 as it continues to explore additional financing alternatives.

Development of ACC5 in Ashburn, Virginia and NJ1 in Piscataway, New Jersey is progressing. The Company lowered the estimated total cost range to complete both projects by approximately $75 million, or 20%, based on the mid-point update provided at June 30, 2008 and expects to complete both developments as planned assuming at least $150 million of additional loan proceeds are obtained.

Dividends

On August 7, 2008, the Company’s Board of Directors declared a regular quarterly cash dividend for the third quarter of 2008 at the rate of $0.1875 per common share for shareholders of record as of September 26, 2008. The dividend was paid on October 10, 2008. For the first three quarters of 2008, the Company has declared and paid dividends of $0.5625 per common share. In order to enhance the Company’s liquidity, and based on the fact the Company has met its 2008 REIT distribution requirement to payout 90% of taxable income, the Company has suspended its fourth quarter dividend. The 2009 dividend policy will be addressed in the Company’s 2008 year-end earnings release.

2008 Guidance

The Company reaffirms its FFO guidance for the full year 2008 at $1.24 to $1.30 on a per share fully diluted basis. The Company anticipates FFO at the midpoint of the guidance range.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The Company’s data centers are highly specialized, secure facilities used primarily by national and international technology companies to house, power and cool the computer servers that support many of their most critical business processes. DuPont Fabros Technology, Inc. is headquartered in Washington, DC. For more information please visit www.dft.com.

Conference Call and Web Cast Information

The Company will host a conference call to discuss these results tomorrow, Thursday, November 6, 2008 at 10:00 a.m. ET. To access the live call, please visit the Investor Relations section of the Company’s website at www.dft.com or dial 877-704-5379 (Domestic) or 913-312-1270 (International). A replay will be available for seven days by dialing 888-203-1112 (Domestic) or 719-457-0820 (International) using conference ID 4862941. The webcast will be archived on the Company’s website for one year at www.dft.com on the Presentations & Webcasts page.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements describe expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, the risk that the Company may be unable to obtain financing on favorable terms, the risks commonly associated with construction and development of new facilities, risks relating to compliance with permitting, zoning, land-use and environmental requirements, the risks related to the leasing of space to third-party tenants, the risk that the Company may be unable to acquire additional properties on favorable terms or at all, and the risk that the Company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the Company files with the Securities and Exchange Commission, as well as the annual report on Form 10-K, contain detailed descriptions of these and many other risks to which the Company is subject. These reports are available on our website at www.dft.com. Because of those risks, the Company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management's current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands except share and per share data)

	DuPont Fabros Technology, Inc.	The Predecessor	DuPont Fabros Technology, Inc.	The Predecessor
	Quarter ended September 30, 2008	Quarter ended September 30, 2007	Nine months ended September 30, 2008	Nine months ended September 30, 2007
Revenues:
Base rent	$26,080	$10,765	$77,821	$19,771
Recoveries from tenants	15,907	6,008	41,843	9,553
Other revenue	931	96	6,470	96

Total revenues	42,918	16,869	126,134	29,420
Expenses:
Property operating costs	14,104	5,175	35,834	7,914
Real estate taxes and insurance	1,015	337	2,895	526
Management fees	—	825	—	1,521
Depreciation and amortization	13,038	4,549	37,116	6,729
General and administrative	2,591	64	7,893	84
Other expenses	828	2	5,398	2

Total expenses	31,576	10,952	89,136	16,776

Operating income	11,342	5,917	36,998	12,644
Interest income	66	130	147	214
Interest:
Expense incurred	(3,062)	(6,306)	(6,525)	(11,593)
Amortization of deferred financing costs	(465)	(1,794)	(1,056)	(2,269)

Income (loss) before minority interests – operating partnership	7,881	(2,053)	29,564	(1,004)
Minority interests – operating partnership	(3,732)	—	(13,935)	—

Net income (loss) available for common shares	$4,149	$(2,053)	$15,629	$(1,004)

Earnings per share – basic:
Net income per common share	$0.12	N/A	$0.44	N/A

Weighted average common shares outstanding	35,436,020	N/A	35,423,999	N/A

Earnings per share – diluted:
Net income per common share	$0.12	N/A	$0.44	N/A

Weighted average common shares outstanding	35,455,303	N/A	35,424,032	N/A

Dividends declared per common share	$0.1875	N/A	$0.5625	N/A

DUPONT FABROS TECHNOLOGY, INC.

RECONCILIATIONS OF NET INCOME TO FFO AND AFFO (1)

(unaudited and in thousands except per share data)

	DuPont Fabros Technology, Inc.	The Predecessor	DuPont Fabros Technology, Inc.	The Predecessor
	Quarter ended September 30, 2008	Quarter ended September 30, 2007	Nine months ended September 30, 2008	Nine months ended September 30, 2007
Net income (loss)	$4,149	$(2,053)	$15,629	$(1,004)
Minority interests - operating partnership	3,732	—	13,935	—
Depreciation and amortization	13,038	4,549	37,116	6,729
Less: Non real estate depreciation and amortization	(40)	—	(174)	—

FFO	$20,879	$2,496	$66,506	$5,725
Straight-line revenue	(6,710)	(1,031)	(22,118)	(3,622)
Compensation paid with Company common shares	170	—	874	—
Below market lease amortization, net of above market lease amortization	(1,747)	—	(5,234)	—

AFFO	$12,592	$1,465	$40,028	$2,103

FFO per share - diluted	$0.31	N/A	$1.00	N/A

AFFO per share - diluted	$0.19	N/A	$0.60	N/A

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to our FFO. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income (loss) or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

We also present FFO with a supplemental adjustment which we call Adjusted FFO (“AFFO”). AFFO is FFO excluding straight-line revenue, non-cash stock based compensation, gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization and early extinguishment of debt costs. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. Our management uses AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except share and per share data)

	September 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Income producing property:
Land	$39,617	$26,971
Buildings and improvements	1,277,396	1,102,756

	1,317,013	1,129,727
Less: accumulated depreciation	(51,286)	(17,672)

Net income producing property	1,265,727	1,112,055
Construction in progress and land held for development	328,003	244,390

Net real estate	1,593,730	1,356,445
Cash and cash equivalents	34,916	11,510
Restricted cash	119	119
Rents and other receivables	1,464	1,304
Deferred rent	34,729	12,611
Lease contracts above market value, net	19,929	22,078
Deferred costs, net	40,379	45,863
Prepaid expenses and other assets	8,964	4,225

Total assets	$1,734,230	$1,454,155

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of credit	$204,000	$—
Mortgage notes payable	329,256	296,719
Accounts payable and accrued liabilities	15,865	11,011
Construction costs payable	67,897	28,070
Dividend and distribution payable	12,562	10,044
Lease contracts below market value, net	40,894	48,277
Prepaid rents and other liabilities	23,530	12,359

Total liabilities	694,004	406,480
Minority interests - operating partnership	486,306	490,102
Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, par value $.001, 50,000,000 shares authorized, no shares issued or outstanding at September 30, 2008 and December 31, 2007	—	—
Common stock, par value $.001, 250,000,000 shares authorized, 35,495,257 shares issued and outstanding at September 30, 2008, and 35,453,833 shares issued and outstanding at December 31, 2007	35	35
Additional paid in capital	645,357	664,714
Accumulated deficit	(83,677)	(99,306)
Accumulated other comprehensive loss	(7,795)	(7,870)

Total stockholders’ equity	553,920	557,573

Total liabilities and stockholders’ equity	$1,734,230	$1,454,155

DUPONT FABROS TECHNOLOGY, INC.

Stabilized Operating Properties

As of October 1, 2008

Property	Property Location	Year Built/ Renovated	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	% Leased (4)	Annualized Base Rent (in thousands) (5)(6)	Annualized Management Fee Recoveries (in thousands) (7)
VA3	Reston, VA	2003 (8)	256,000	144,901	13.0	100%	$8,579	$713
VA4	Bristow, VA	2005 (8)	230,000	90,000	9.6	100%	$16,095	$1,149
ACC2	Ashburn, VA	2001/2005	87,000	53,397	10.4	100%	$11,154	$766
ACC3	Ashburn, VA	2001/2006	147,000	79,600	13.0	100%	$18,076	$1,202
ACC4	Ashburn, VA	2007	307,000	171,300	36.4	87.5%	$45,514	$2,717

Totals			1,027,000	539,198	82.4	94.5%	$99,418	$6,547

(1)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(3)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW). In addition to critical load, each of our data centers is designed to provide sufficient additional power to cool our tenants’ servers, which we refer to as essential load.
(4)	Percentage leased is expressed as a percentage of critical load that is subject to an executed lease as of October 1, 2008.
(5)	Annualized rent is presented for leases executed as of October 1, 2008 on a straight-lined basis over the non-cancellable terms of the respective leases beginning from the date of the most recent amendment to a lease agreement, or from the later of the original date of an agreement if not amended or the acquisition date of the property holding the lease. Annualized rent includes base rent and other rents (including, as applicable, office, storage, parking and cage space) and all historical and future contractual increases to such rents, including any increases that are scheduled to occur subsequent to October 1, 2008. Annualized rent excludes the amortization of above and below market leases. On an annualized basis this amortization will increase revenue by $7.0 million.
(6)	Annualized base rent on a cash basis is $81.6 million per leases executed as of October 1, 2008, without giving effect to any future contractual rent increases. Annualized base rent on a cash basis for the 2009 calendar year is $89.2 million assuming no additional leasing or changes to existing leases.
(7)	Annualized management fee recoveries for all leases commenced as of October 1, 2008, as determined from the date of the most recent amendment to a lease agreement, or from the original date of an agreement if not amended, consists of our property management fee, which is a variable fee that our tenants pay in exchange for receiving property management services from us, including general maintenance, operations and administration of each facility. This fee is equal to approximately 5.0% of the sum of (i) base rent, (ii) other rents (including, as applicable, office, storage, parking and cage space) and (iii) estimated recoverable operating expenses allocable to each tenant over the term of the lease other than direct electric, which we define as the cost of the critical and essential load used by a tenant to power and cool its servers. For the purposes of calculating annualized management fee recoveries with respect to each property, we have annualized the property operating expenses for the nine months ended September 30, 2008.
(8)	Acquired as a fully-developed property.

DUPONT FABROS TECHNOLOGY, INC.

Lease Expirations

As of October 1, 2008

The following table sets forth a summary schedule of our Stabilized Operating Properties’ lease expirations and the corresponding effects in terms of both raised square feet and critical load for each of the ten full calendar years as of October 1, 2008. The information set forth in the table assumes that tenants exercise no renewal options.

Year of Lease Expiration	Property	Number of Leases Expiring (1)	Raised Square Feet Expiring (2)	% of Net Raised Square Feet	Total kW of Expiring Leases (3)	% of Leased kW	% of Annualized Rent
2009	VA3	1	27,268	5.2%	2,600	3.3%	1.2%
2010	VA3	1	66,661	12.9%	5,688	7.3%	4.1%
2011	VA3	1	14,320	2.7%	1,300	1.7%	1.0%
2012	VA4	1	15,000	2.9%	1,600	2.1%	2.6%
2013	VA3	1	26,943	5.2%	2,600	3.3%	1.3%
	VA4	1	15,000	2.9%	1,600	2.1%	2.6%
2014	VA3	1	9,709	1.9%	813	1.0%	0.8%
	VA4	1	15,000	2.9%	1,600	2.1%	2.7%
	ACC4	1	2,700	0.5%	569	0.7%	0.8%
2015	ACC2	1	53,397	10.3%	10,400	13.4%	11.3%
	VA4	1	15,000	2.9%	1,600	2.1%	2.7%
2016	ACC3	1	39,800	7.7%	6,500	8.3%	9.5%
	VA4	1	15,000	2.9%	1,600	2.1%	2.8%
2017	ACC3	1	23,600	4.6%	3,900	5.0%	5.3%
	VA4	1	15,000	2.9%	1,600	2.1%	2.8%
	ACC4	3	32,200	6.2%	6,824	8.7%	9.7%
After 2017	ACC3/ACC4	8	131,625	25.4%	27,054	34.7%	38.8%

Total		26	518,223	100%	77,848	100%	100%

(1)	The Company has 16 leases with 13 different tenants. Several of these leases have staggered expiration dates which yields 26 different lease schedules.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(3)	One megawatt is equal to 1,000 kW.

DUPONT FABROS TECHNOLOGY, INC.

Development Projects

As of September 30, 2008

($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	Expected Completion Date
Projects Under Development

ACC5 Phase I	Ashburn, VA	150,000	85,600	18.2	$155,000 - $165,000	$107,839	1Q 2009
NJ1 Phase I	Piscataway, NJ	150,000	85,600	18.2	$200,000 - $215,000	88,367	3Q 2009

		300,000	171,200	36.4	$355,000 - $380,000	196,206

Future Development Projects

CH1 Phase II	Elk Grove Village, IL	200,000	89,917	18.2	*		*
ACC5 Phase II	Ashburn, VA	150,000	85,600	18.2	*		*
NJ1 Phase II	Piscataway, NJ	150,000	85,600	18.2	*		*
SC1 Phase I/II	Santa Clara, CA (6)	300,000	171,200	36.4	*		*
SC2 Phase I/II	Santa Clara, CA	300,000	171,200	36.4	*		*
ACC6 Phase I/II	Ashburn, VA	240,000	155,000	31.2	*		*
ACC7	Ashburn, VA	100,000	50,000	10.4	*		*

		1,440,000	808,517	169.0		131,797

Subtotal		1,740,000	979,717	205.4		328,003

Completed not Stabilized

CH1 Phase I	Elk Grove Village, IL	285,000	121,223	18.2		190,415

Total		2,025,000	1,100,940	223.6		$518,418

*	Development costs and completion dates have not yet been estimated.
(1)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(3)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW). In addition to critical load, each of our data centers is designed to provide sufficient additional power to cool our tenants’ servers, which we refer to as essential load. Estimated critical loads for ACC5, SC1, NJ1 and SC2 are based generally on our present intention to employ designs for these facilities similar to our ACC4 prototype. The estimated critical loads for ACC6 and ACC7 are expected to be lower due to constraints imposed on us by the size of the properties.
(4)	Includes estimated capitalization for construction and development, including closing costs, capitalized interest and capitalized operating carrying costs, as applicable.
(5)	This is the amount capitalized as of September 30, 2008.
(6)	Construction of this property will be temporarily suspended in Q4 2008. As of September 30, 2008, our remaining commitments were approximately $60 million to $70 million.

DUPONT FABROS TECHNOLOGY, INC.

Debt Summary as of September 30, 2008

($ in thousands)

	Amounts	% of Total	Rates (1)		Maturities (years)
Term Loan	$200,000	37.5%	6.5	% (2)	2.9
Construction Loan	129,256	24.2%	6.0%		1.2
Line of Credit	204,000	38.3%	4.5%		1.9

Total	$533,256	100.0%	5.6%		2.1

Note:	The Company capitalized interest of $11.6 million and $0.8 million during the nine months ended September 30, 2008 and 2007, respectively. The Company capitalized interest of $3.6 million and $0.8 million during the three months ended September 30, 2008 and 2007 respectively.

(1)	Rate as of September 30, 2008
(2)	Rate is fixed by an interest rate swap

Debt Maturity Schedule as of September 30, 2008

($ in thousands)

Year	Amounts	% of Total	Rates (1)
2008	$—	—	—
2009(3)	129,256	24.2%	6.0%
2010(4)	204,000	38.3%	4.5%
2011(5)	200,000	37.5%	6.5	%(2)

Total	$533,256	100.0%	5.6%

(1)	Rate as of September 30, 2008
(2)	Rate is fixed by an interest rate swap
(3)	This loan matures on December 20, 2009 subject to a one-year extension option exercisable by the Company upon satisfaction of certain customary covenants.
(4)	Amount outstanding on the Company’s $275 million floating rate revolving facility which matures on August 7, 2010, subject to a one-year extension option exercisable by the Company upon satisfaction of certain customary conditions. Borrowing base covenant limits the amount available to $244 million.
(5)	Matures on August 7, 2011 with no extension option.

Selected Financial Covenants as of September 30, 2008

Total Debt to Gross Asset Value (not to exceed 65%)	28%

Fixed Charge Coverage ratio (not less than 1.45)	5.36

Borrowing Base Debt Service Coverage Ratio (not less than 1.35)	2.03

Secured Recourse Debt to Gross Asset Value (not to exceed 15%)	5%

These selected covenants relate to DuPont Fabros Technology, LP and/or its related subsidiaries. DuPont Fabros Technology, Inc is the general partner of DuPont Fabros Technology, LP.

DUPONT FABROS TECHNOLOGY, INC.

Capital Structure as of September 30, 2008

(in thousands except per share data)

Mortgage notes payable		$329,256
Line of Credit		204,000

Total Debt		533,256	34.4%

Common Shares	35,495
Operating Partnership (“OP”) Units	31,162

Total Shares and OP Units	66,657
Common Share Price at September 30, 2008	$15.25

Total Equity		1,016,519	65.6%

Total Market Capitalization		$1,549,775	100.0%

Common Share and OP Unit

Weighted Average Amounts Outstanding

(in thousands)

	Q3 2008	YTD 2008
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares basic	35,436	35,424
Shares issued from assumed conversion of - Restricted Shares	19	—

Total Common Shares and OP Units - diluted	35,455	35,424

Weighted Average Amounts Outstanding for FFO and AFFO Purposes:

Common Shares - basic	35,436	35,424
OP Units - basic	31,162	31,162

Total Common Shares and OP Units	66,598	66,586
Share issued from assumed conversion of - Restricted Shares	19	—

Total Common Shares and OP Units - diluted	66,617	66,586

Period Ending Amounts Outstanding:

Common Shares	35,495
OP Units	31,162

Total Common Shares and OP Units	66,657

DUPONT FABROS TECHNOLOGY, INC.

2008 Guidance(1)

(in thousands except per share data)

The earnings guidance provided below is based on current expectations and are forward looking.

Forecast for the year ending December 31, 2008 (based on mid-point of guidance)
Net income	$18,100
Minority interests in operating partnership	16,065
Depreciation and amortization	50,700
Less: Non real estate depreciation and amortization	(240)

FFO	$84,625

FFO per share and unit - diluted	$1.27

Total common shares and OP units - diluted	66,602

(1)

Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to our FFO. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income (loss) or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.